UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	October 5, 2007
MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On September 28, 2007, MRU Holdings, Inc. (the “Company”) filed its annual report on Form 10-KSB for the fiscal year ended June 30, 2007 (the “10-KSB”).  The Company has discovered that the 10-KSB contained an inadvertent typographical error.  The consolidated balance sheet and related note (Note 7 – Stockholders’ Equity) contained within the 10-KSB indicated on pages F-2 and F-18, respectively, that there were 25,000,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Stock”) currently authorized.  In fact, pursuant to the Company’s charter, 25,000,000 shares of preferred stock are currently authorized, of which 12,000,000 shares have been designated as Series B Stock, 4,500,000 shares have been designated as Series A Convertible Preferred Stock and the remaining 8,500,000 shares remain undesignated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

October 5, 2007	By:	/s/ Yariv Katz
		Name:	Yariv Katz
		Title:	Vice President and General Counsel